UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2022

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in our Current Report on Form 8-K, dated December 8, 2021, Timothy F. Shea, Vice President, Energy Services of NJR Energy Services Company (“NJRES”), the unregulated wholesale natural gas marketing business of New Jersey Resources Corporation (the “Company”), is retiring after 23 years with the Company, effective February 28, 2022.

In order to appropriately reward Mr. Shea for his recent contributions to the Company’s long-term financial results, as approved by the Company’s Board of Directors (the “Board”), the Company and Mr. Shea entered into an Incentive Award Agreement, dated January 26, 2022 (the “Agreement”).  The Agreement provides Mr. Shea with the opportunity to receive an incentive award under the Fiscal Year 2024 NJRES Annual Incentive Award Plan, or its successor plan, equal to twenty percent (20%) of the Bonus Pool (as defined in the Agreement), which will be based on the pre-tax, pre-incentive NJRES net financial earnings for fiscal year 2024, but not to exceed $3,000,000 (the “Incentive Award”). The Company may pay the Incentive Award in cash and/or shares of Company common stock, as the Company may determine in its sole discretion (with the number of shares to be paid, if any, calculated based on the applicable portion of the Incentive Award divided by the closing price of the Company common stock as of the last trading day immediately preceding the date of payment of the Incentive Award).  Mr. Shea’s rights to receive an Incentive Award under the Agreement is contingent upon his execution of a comprehensive release of claims against the Company.  In addition, the Agreement provides for customary non-solicitation, confidentiality and non-disparagement covenants.  Mr. Shea will not be eligible to receive an incentive award under the NJRES Annual Incentive Award Plan for any other fiscal year.

The above summary of the terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareowners (the “Annual Meeting”) of New Jersey Resources Corporation was held on January 26, 2022. At the Annual Meeting, of the 95,954,871shares outstanding and entitled to vote as of the record date, 82,178,866 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting were as follows:

Item 1: The Company’s shareowners elected the three directors nominated by the Board for election to the Board at the Annual Meeting. Gregory E. Aliff, Robert B. Evans and Thomas C. O’Connor were each re-elected to serve until the Company’s 2025 Annual Meeting of Shareowners or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Gregory E. Aliff	70,946,315	709,194	10,523,357
Robert B. Evans	70,337,504	1,318,005	10,523,357
Thomas C. O’Connor	71,156,555	498,954	10,523,357

The terms of office of the following directors continued after the Annual Meeting: Donald L. Correll, James H. DeGraffenreidt, Jr., M. Susan Hardwick, Jane M. Kenny, Sharon C. Taylor, David A. Trice, Stephen D. Westhoven and George R. Zoffinger. As previously disclosed, M. William Howard’s term expired at the Annual Meeting and he did not stand for reelection.

Item 2: The Company’s shareowners approved a non-binding advisory resolution approving the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
69,424,884	1,648,885	581,740	10,523,357

Item 3: The Company’s shareowners ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
81,192,881	786,496	199,489	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: January 31, 2022	By:	/s/ Roberto F. Bel
Roberto F. Bel
Senior Vice President and Chief Financial Officer